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                                                                    EXHIBIT 16.1


                   [Letterhead of PricewaterhouseCoopers LLP]



August 3, 1998





Securities and Exchange Commission
450 5th Street, NW
Washington, DC 20549

Gentlemen;

We have read, and agree with, the statements concerning our Firm made by Moll Industries, Inc. in the section entitled "Experts" in the Prospectus constituting part of this Registration Statement on Form S-4 of Moll Industries, Inc.

Very truly yours,


/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP



DTW/RGT